Exhibit 99.1

Norwegian Cruise Line Announces Launch
of Secondary Public Offering by Selling Shareholders

MIAMI, March 5, 2015 — Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) (“Norwegian”) announced today the launch of a secondary public offering of 12.5 million of its ordinary shares by Star NCLC Holdings Ltd. and certain funds affiliated with TPG Global, LLC (together, the “Selling Shareholders”) pursuant to an automatic shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). Norwegian will not sell any ordinary shares in the offering and will not receive any of the proceeds from the offering. The total number of Norwegian ordinary shares outstanding will not change as a result of the offering.

UBS Securities LLC is acting as the sole underwriter for the offering, and proposes to offer the ordinary shares from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at prevailing market prices, at prices related to prevailing market prices or at negotiated prices.

A registration statement relating to Norwegian’s ordinary shares was previously filed with the SEC and became effective upon filing. Any offer or sale will be made only by means of a written prospectus supplement and accompanying prospectus forming a part of an effective registration statement. The prospectus supplement and accompanying prospectus may be obtained by contacting:

UBS Securities LLC

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

(888) 827-7275

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. is a diversified cruise operator of leading global cruise lines spanning market segments from contemporary to luxury under the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

Forward Looking Statements

This release may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future,” and similar expressions may identify forward-looking statements, which are not historical in nature. These forward-looking statements reflect Norwegian’s current expectations, and are subject to a number of risks, uncertainties, and assumptions. Among the important risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the effects of costs incurred in connection with the acquisition of Prestige; the ability to realize, or delays in realizing, the anticipated benefits of the acquisition of Prestige; the assumption of certain potential liabilities relating to Prestige’s business; the diversion of management’s attention away from operations as a result of the integration of Prestige’s business; the effect that the acquisition of Prestige may have on employee relations and on our ability to retain key personnel; the adverse impact of general economic conditions and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the risks associated with operating internationally, including changes in interest rates and/or foreign currency exchange rates; changes in fuel prices and/or other cruise operating costs; our efforts to expand our business into new markets; our substantial indebtedness, including the ability to raise additional capital to fund our operations, and to generate the necessary amount of cash to service our existing debt; restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel, such as terrorist acts, acts of piracy, armed conflict and threats thereof and other international events; the impact of the spread of epidemics and viral outbreaks; the impact of any future changes relating to how external distribution channels sell and market our cruises; our reliance on third parties to provide hotel management services to certain of our ships and certain other services; the impact of delays in our shipbuilding program and ship repairs, maintenance and refurbishments; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; the effect of adverse incidents involving cruise ships and our ability to obtain adequate insurance coverage; the impact of any breaches in data security or other disturbances to our information technology and other networks; our ability to keep pace with developments in technology; the impact of amendments to our collective bargaining agreements for crew members and other employee relation issues; the continued availability of attractive port destinations; the impact of pending or threatened litigation, investigations and enforcement actions; changes involving the tax and environmental regulatory regimes in which we operate; the control of our business by our sponsors; and other factors discussed in the Company’s filings with the SEC. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Reports on Form 10-K filed by each of Norwegian Cruise Line Holdings Ltd. and NCL Corporation Ltd. with the SEC. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Investor Relations Contact	Media Contact
Wendy Beck	AnneMarie Mathews
(305) 436-4098	(305) 436-4799
InvestorRelations@ncl.com	PublicRelations@ncl.com